AMENDMENT

TO

NEOMEDIA TECHNOLOGIES, INC.

WARRANT NO. NEOM-9-1C

This Amendment to Warrant No. NEOM-9-1C (this "Amendment") is entered into by and between **NEOMEDIA TECHNOLOGIES, INC.**, a Delaware corporation (the "Company"), and **YA GLOBAL INVESTMENTS, L.P.** (the "Holder").

WHEREAS:

A. The Company previously issued on or about July 29, 2008 that certain Warrant No. NEOM-9-1C to Holder (the "Warrant").

B. The Company and the Holder desire to amend the Warrant as more fully described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1. AMENDMENT OF WARRANT EXERCISE PRICE. The Warrant Exercise Price expressed on the cover page of the Warrant is hereby deleted in its entirety and replaced with the following:

   $0.01

2. AMENDMENT OF SECTION 1(b)(iii). Section 1.(b)(xiii) of the Warrant is hereby deleted in its entirety and replaced with the following:

   (xiii) "Warrant Exercise Price" shall be $0.01 or as subsequently adjusted as provided in Section 8. hereof.

3. AMENDMENT OF SECTION 2(a). Section 2(a)(i) of the Warrant is hereby deleted in its entirety and replaced with the following:

(a) "Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the first day after the date hereof, and prior to 11:59 P.M. Eastern Time on the Expiration Date (i) by delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the "Exercise Notice"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased and in lieu of making payment of the Aggregate Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the "Net

Number" of shares of Common Stock determined according to the following formula (the "Cashless Exercise"):

$$\text{Net Number} = \frac{(A \times B) - (A \times C)}{B}$$

For purposes of the foregoing formula:

A = the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B = the Closing Bid Price of the Common Stock on the date of exercise of the Warrant.

C = the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, the Company shall on or before the fifth (5th) Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) and the receipt of the representations of the holder specified in Section 6 hereof, if requested by the Company (the "Exercise Delivery Documents"), and if the Common Stock is DTC eligible, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, or, if the Common Stock is not DTC eligible then the Company shall, on or before the fifth (5th) Business Day following receipt of the Exercise Delivery Documents, issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (i) or (ii) above the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Bid Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of the holder's Exercise Notice. "

4. EFFECT ON OTHER TERMS. This Amendment shall be deemed effective as of January 5, 2010, as if entered into on such date. All other terms set forth in the Warrant shall remain unchanged and this Amendment and the Warrant shall be deemed a single integrated instrument for all purposes.

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IN WITNESS WHEREOF, the Obligor has caused this Amendment to Warrant to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY

NEOMEDIA TECHNOLOGIES, INC.

By: Michael W. Zima
Its: Chief Financial Officer

HOLDER

YA GLOBAL INVESTMENTS, L.P.
By: Yorkville Advisors LLC
Its: Investment Manager

By: Mark A. Angelo
Its: President & Portfolio Manager